UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 14, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 14, 2008, Wade D. Nesmith resigned as director of Broadpoint Securities Group, Inc. (the “Company”).

On October 14, 2008, Victor Mandel was unanimously elected by the Board of Directors of the Company to fill the vacancy left by the resignation of Mr. Nesmith.   The Board of Directors determined that Mr. Mandel is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines.  Mr. Mandel is also a member of the Audit Committee.

Mr. Mandel is the founder and managing member of Criterion Capital Management, an investment company established in 2001.  He also has served as a senior consultant to the Corporate Library, a leading provider of corporate governance information and analytics, integrating investment analysis with corporate governance research.  From 1999 to 2000, Mr. Mandel was Executive Vice President, Finance and Development of Snyder Communications, Inc., with operating responsibility for its publicly-traded division, Circle.com.  Prior to Snyder Communications, Mr. Mandel was a Vice President in the Investment Research department at Goldman Sachs & Co.

A copy of the press release announcing these changes to the Board of Directors is furnished with this Form 8-K as Exhibit 99.1.

Item 8.01.    Other Events.

On October 15, 2008, the Company completed the merger of two of its principal broker-dealer subsidiaries, Broadpoint Capital, Inc. and Broadpoint Securities, Inc. The two firms were merged into a single broker-dealer under the name Broadpoint Capital, Inc. The Company believes that the merger will increase efficiencies by enhancing the integration of services and processes across the firm’s business lines.

A copy of the press release announcing the merger is furnished with this Form 8-K as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

 (d)          Exhibits.

99.1 – Press Release of Broadpoint Securities Group, Inc. dated October 15, 2008.
99.2 – Press Release of Broadpoint Securities Group, Inc. dated October 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ Robert I. Turner
Name:  Robert I. Turner
Title:    Chief Financial Officer

Dated: October 20, 2008